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                                                                EXHIBIT 24.2


                        Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Sports History Incorporated Consultant Agreements of our report dated May 30, 1996, with respect to the consolidated financial statements of American Sports History Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/  Hollander, Gilbert & Co.
                                        -------------------------------


Los Angeles, California
October 9, 1996